Exhibit 10.2

Confidential Information and

Invention Assignment Agreement

Agreement made _10/6/2022

RECITALS

As an employee of Gentherm Incorporated, (hereinafter referred to as the “Company”), I have gained or will gain knowledge of the Company’s trade secrets or other confidential information or proprietary information, as defined below. The Company would suffer irreparable harm if I were to use such confidential information outside of the Company, and/or on behalf of any competitor of the Company; and the Company is entitled to be protected from any such unauthorized retention or use. Furthermore, because I have extensive knowledge about the Company’s business and I possess special knowledge concerning that business, the Company is also entitled to be protected from the possibility that I may seek to become associated with a business that competes with the Company’s business.

DEFINITIONS

For the purposes of this Agreement, the term "trade secret" includes, but is not limited to, technical data, non- technical data, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, or a list of actual or potential customers or suppliers lists, graphs, sheets, diskettes for computer storage, and correspondence which (a) derives economic value, actual or potential, from not being generally known outside the Company and not being readily ascertainable; and (b) is subject to efforts to maintain its secrecy. For purposes of this Agreement the term "other confidential information" includes any information which is not a trade secret, but which is not generally known to the public, and is received from, or concerns the affairs of, the Company or is received from a third party under obligation of confidentiality.

The following is a list of trade secrets or other confidential information intended to be covered by this Agreement.

This list is not inclusive, but intended as an illustration of the types of information protected by this Agreement:

A.
Marketing Information: Information about the Company’s operations, including, but not limited to, identity, number and location of customers, sales, sales volume(s), and marketing and advertising research.
B.
Management Information: Any and all information relating to employee compensation programs, procedural systems, hiring practices, technical information, sales techniques quality control, financial information, marketing plans and strategy, operational plans, strategies and goals, contracts, marketing, evaluation procedures and case studies.
C.
Proprietary Information: Any inventions, source codes, algorithms, schematics, models, discoveries, developments, improvements, methods, processes, know-how, compositions, works, concepts, trade secrets, designs and ideas (whether or not capable of patent, trademark or copyright protection), trademarks, logos, trade names, proprietary materials, copyrights, copyrightable works, non-copyrightable works, patents, domain names, database rights, methodologies, websites, web-pages, search engines, designs, applications, data, programs, phone numbers, fax numbers, cell numbers, email addresses and accounts, and any other proprietary information.
D.
Other Information: Any other information of any kind which gives the Company an opportunity to obtain advantage over competitors.

For the purposes of this Agreement, the “Company” shall mean Gentherm Incorporated and any corporation, division, partnership, limited liability company or other person and/or business organization working in connection with Gentherm Incorporated, as well as their respective officers, directors, members, employees, and agents.

AGREEMENT

In consideration for my employment and/or continued employment with the Company, the disclosure to me of the Company’s trade secrets and/or other confidential information, and other valuable consideration, I agree to the following:

A.
Trade Secrets & Other Confidential Information.
1.
I will not at any time, either during or after my employment with the Company, use or disclose to others any trade secrets or other confidential information about the Company's business or any of its proprietary rights to which I

Exhibit 10.2

had access or was provided during my employment and any such information reasonably considered confidential and not within my general knowledge or within the scope of my acquired skills from sources other than my employment. I agree to execute any further agreements concerning any trade secrets of the Company as may be required by the Company.

2.
Upon termination of my employment, I will deliver to the Company all documents or papers (including any medium for electronic storage of information) relating to the Company's business or such trade secrets or other confidential information that are in my possession or under my control without making copies or summaries of any such material.
3.
To the fullest extent permitted by law, any inventions, source codes, algorithms, schematics, models, discoveries, developments, improvements, methods, processes, know-how, compositions, works, concepts, trade secrets, designs and ideas (whether or not capable of patent, trademark copyright protection), trademarks, logos, trade names, proprietary materials, copyrights, copyrightable works, non-copyrightable works, patents, domain names, database rights, methodologies, websites, web-pages, search engines, designs, applications, data, programs, phone numbers, fax numbers, cell numbers, email address and accounts, and any other proprietary information (collectively “Proprietary Information”) (a) suggested by or resulting from any work I do as an employee (alone or with others) of the Company; (b) resulting from my use of the Company’s time, materials or facilities; or

(c) relating to existing or planned activities of the Company (including all affiliates of the Company) are WORKS- FOR-HIRE and shall be promptly disclosed to the Company and shall be its exclusive property. I assign to the Company any rights I may have or acquire in such Proprietary Information and agree to sign and deliver at any time any instruments confirming the exclusive ownership by the Company. In the event that any Proprietary Information is determined not to be WORKS-FOR-HIRE by a court of competent jurisdiction, this Agreement shall operate as an irrevocable assignment by me to the Company of my entire interest in any such Proprietary Information, including, without limitation, any and all rights that I may have or acquire in the Proprietary Information.

4.
All inventions, proprietary information, or discoveries that belong to me before being employed by the Company, and which I want to exempt from this agreement, are listed on an attached schedule.

5.
I agree that during my employment by the Company I will not engage in any other employment or business, unless specifically authorized by the VP of Human Resources and/ or the General Counsel.
6.
I agree that my obligations under this Section will continue indefinitely until such time as the information ceases to be a trade secret or of any other advantage to the Company.
B.
Non-Solicitation and Non-Compete.

While associated with the Company, and for a period of twelve months after my employment with the Company ends for any reason, I shall not, either directly or indirectly:

(a)
induce or solicit, directly or indirectly, any employee of the Company to terminate his or her employment with the Company,
(b)
engage in or otherwise provide services to any business which is the same or is substantially similar to the business of the Company, or

(c)
take any action that will cause the termination of a business relationship between the Company and any business entity who is or was a customer or supplier, or a prospective customer or supplier of the Company within twelve months prior to my employment ending, and with whom I had material dealings or about whom I was provided confidential information.
C.
At Will Employment, Governing Law, Etc.

I agree that this agreement (a) shall not be construed as an agreement by the Company to employ me for any specific period; (b) cannot be modified except in writing, signed by me and the President of the Company entitled “Employment Contract”; (c) shall inure to the benefit of the Company and its successors and assigns; (d) shall be binding upon my heirs, legal representatives, and assigns; and (e) shall be governed by Michigan Law. I further acknowledge and agree that I am an Employee At Will.

D.
Injunctive Relief.

I acknowledge that: (a) the breach of any provision of this Agreement will result in immediate and irreparable

Exhibit 10.2

damage to the Company; (b) no adequate remedy at law exists with regard to any such breach; (c) public policy will be furthered by the enforcement of this Agreement by an injunction; (d) injunctive relief will not deprive me of an ability to earn a living because I am qualified for many positions which do not involve the breach of any provision of this

Agreement; and (e) the Company will be entitled to enforce this Agreement by injunction or other equitable remedies in the event of such breach, in addition to any other remedies available to the Company (including, without limitation, monetary damages). Accordingly, in the event of a breach (or threatened or attempted breach) of this Agreement, the Company shall, in addition to any other rights and remedies, be entitled to immediate appropriate injunctive relief, or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages. If it is judicially determined that I have violated any of my obligations under this Agreement, I shall pay the Company’s actual legal fees and costs associated with any such judicial action, including, but not limited to, the Company’s actual attorneys’ fees.

E.
Severability.

If this Agreement shall be held by a court to be invalid or unenforceable because it is too broad in any respect, the agreement shall be narrowed by the court to the extent required to be enforceable.

F.
Entire Agreement.

This Agreement constitutes the entire agreement and understanding between me and the Company concerning the matters contained herein and supersedes any prior understanding, agreement or negotiations regarding such matters.

G.
Assignment.

This Agreement shall be assigned by Company in connection with any sale of the Company's business. I acknowledge that my obligations under this Agreement are personal to me and that I cannot assign my obligations in this Agreement to any other person or entity.

H.
No Legal Restrictions.

I confirm that there is no legal restriction on my ability to perform the duties and obligations set forth in this Agreement, nor do I have any existing obligation to others which might be inconsistent with any provision contain herein.

Dated: _10/6/2022

I have read and fully understand the terms of this Agreement.

/s/ Jaymi K. Wilson

Employee

Accepted and Agreed:

/s/ Rachel Pikulski

On behalf of Gentherm

Optional Attachment: Excluded Prior Inventions (if any)